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                                                                    Exhibit 23.5

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the inclusion and incorporation by reference in this Registration Statement on Form S-3 filed by ACT Manufacturing, Inc. of our report dated June 6, 2000, appearing in the financial statements of the Assembly Business of Bull Electronics Anger S.A. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          /s/ Deloitte Touche Tohmatsu

Neuilly sur Seine, France
July 11, 2000